EXHIBIT 10.27

SECOND AMENDMENT TO
THE ZIONS BANCORPORATION, N.A. PAYSHELTER 401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN
(As amended and restated effective January 1, 2007)

This Second Amendment to the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan (“Plan”), as restated and amended effective January 1, 2007, is made and entered into this ___31st____ day of December, 2018, by the Zions Bancorporation, N.A. Benefits Committee (“Committee”) on behalf of Zions Bancorporation, N.A. (“Employer”).

W I T N E S S E T H:

WHEREAS, the Employer has previously entered into the Plan, which Plan has been most recently restated and amended in its entirety effective for the plan year commencing on January 1, 2007, and for all plan years thereafter; and

WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part, and

WHEREAS, the Committee has been authorized and empowered by the Board of Directors of the Employer to adopt amendments or changes to the Plan which are designed to clarify a provision or provisions of the Plan or which are intended to maintain or bring the Plan into compliance with applicable Federal or state law, or which will not create or result in a significant increase in the cost to the Employer or any subsidiary thereof of maintaining or operating the Plan or have a material, substantive effect on the rights or obligations of the Employer or any subsidiary thereof with respect to the Plan; and

WHEREAS, the Committee, for and on behalf of the Employer and consistent with the power and authority granted to it, now desires to amend the Plan to provide for an increase in the formula that defines the percentage matching contribution available as a “safe harbor” matching contribution under the Plan and to require employees first hired after December 31, 2018 to wait until the January 1 or July 1 following the one-year anniversary of their hire date in order to receive an allocation of any “safe harbor” matching contribution under the Plan; and

WHEREAS, the Committee has determined that the increase in the “safe harbor” matching formula, when combined with the delay in allocating a “safe harbor” matching contribution to the accounts of employees first hired after December 31, 2018, will not create or result in a significant increase in the cost to the Employer or any subsidiary thereof of maintaining or operating the Plan;

NOW THEREFORE, in consideration of the foregoing premises, the Committee, for and on behalf of the Employer, adopts the following amendments to the Plan (amended language is marked in bold italics):

1.Article 2 is amended to add a new Section 2.7A, to read as follows:

2.7A    “Applicable Date” shall mean for purposes of determining Employer Matching Contributions and allocations of Employer Matching Contributions and Employer Non-Elective Contributions under Articles 5 and 6, the earlier of the January 1 or July 1 that is on or after the first anniversary of the Participant’s Employment Commencement Date.

2.The first paragraph of Section 5.6, including the table therein, is amended to read as follows:

5.6.    Safe Harbor Employer Matching Contributions: For each Plan Year the Employer may contribute to the Plan an amount, determined without regard to Net Profits, which will be sufficient to credit the Employer Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee and who satisfies the requirements of Section 6.4, with amounts that satisfy the Employer's Matching Contribution percentage as determined by the Employer on a discretionary basis for the Plan Year. In no event however, shall the Employer Matching Contribution for any Participant who is a Non-Highly Compensated Employee in a Plan Year, when determined as a percentage of the Participant's Compensation for the Plan Year, ever be less than the percentage amounts shown in the following table:

Participant's Elective         Percentage of Employer
Deferral percentage:        Matching Contribution:
0%                    0.0%
1%                    1.0%
2%                    2.0%
3%                    3.0%
4%                     3.5%
5%                    4.0%

Effective January 1, 2019, the following table shall apply when determining the percentage amount of the Employer Matching Contribution for the Plan Year. For a Participant who is a Non-Highly Compensated Employee and whose Employment Commencement Date is prior to January 1, 2019, the Employer Matching Contribution shall be determined as a percentage of the Participant's Compensation paid for the entire Plan Year. For a Participant whose Employment Commencement Date is on or after January 1, 2019, the Employer Matching Contribution for the Plan Year that contains the Participant’s Applicable Date shall be determined as a percentage of the Participant's Compensation paid only for the portion of the Plan Year that is from and after the Applicable Date. For each Plan Year thereafter the Employer Matching Contribution for such a Participant shall be determined as a percentage of the Participant's Compensation paid for the entire Plan Year.

Participant's Elective         Percentage of Employer
Deferral percentage:        Matching Contribution:
0%                    0.0%
1%                    1.0%
2%                    2.0%
3%                    3.0%
4%                     3.5%
5%                    4.0%
6%                    4.5%

3.	Section 6.2(b) is amended to read as follows:

(b)    Matching Contributions made pursuant to Section 5.6, if any, shall be allocated on each Annual Valuation Date (or if the Employer makes Matching Contributions on a calendar quarter or other periodic basis, then on an estimated basis on the last day of each calendar quarter or other period) to each Participant's Account who satisfies the requirements of Section 6.4(a), and for a Participant whose Employment Commencement Date is on or after January 1, 2019, Section 6.4(b). The amount shall equal the Employer Matching Contribution percentage determined by the Employer for the Plan Year, but in no event less than the percentage required under Section 5.6. Except as provided in the last sentence of this subsection, the Employer Matching Contribution shall be allocated according to the total Elective Deferrals (and effective June 1, 2007, the aggregate of the Participant’s pre-tax Elective Deferrals and Roth Elective Deferrals) and the total Compensation of the Participant for the Plan Year without regard to when during the Plan Year the Participant’s Elective Deferral or the Employer’s Matching Contribution is made. For a Participant whose Employment Commencement Date is on or after January 1, 2019, the Employer Matching Contribution for the Plan Year that contains the Participant’s Applicable Date shall be computed and allocated by taking into account only the aggregate of the pre-tax Elective Deferrals and Roth Elective Deferrals made and the total Compensation received by the Participant for that portion of the Plan Year that is from and after the Applicable Date.

4.	Section 6.4 is amended to read as follows:

6.4.    Eligibility for Allocation of Employer Matching and Non-Elective Contributions: The eligibility of Participants to receive allocations of Employer Matching and Non-Elective Contributions for each Plan Year shall be determined in the following manner:

(a)
Effective January 1, 2006, and for all Plan Years thereafter the Administrator has and shall determine allocations of Matching Contributions on the basis of the Plan Year, without regard to when during the Plan Year the Participant’s Elective Deferral or the Employer’s Matching Contribution is made. All pre-tax Elective Deferrals and Roth Elective Deferrals and all Matching Contributions shall be subject to the maximum amount of Annual Compensation that may be taken into account under Code §401(a)(17). Matching Contributions, whether or not made on a periodic basis during the Plan Year, shall be allocated to Accounts of Participants without regard to any minimum Service or specific day of employment requirement.

(b)
For a Participant whose Employment Commencement Date is on or after January 1, 2019, only the rules in this subsection (b) shall apply. Such a Participant shall not receive an allocation of Employer Matching Contributions for any period that is prior to the Applicable Date. From and after the Applicable Date the Participant shall be entitled to an allocation of Employer Matching Contributions for the remainder of the Plan Year containing the Applicable Date without regard to when during that portion of the Plan Year the Participant’s Elective Deferrals or the Employer’s Matching Contributions are made, provided that, only the aggregate of the Participant’s pre-tax Elective Deferrals and Roth Elective Deferrals made and only Compensation received by the Participant from and after the Applicable Date in that Plan Year shall be taken into account. For all Plan Years thereafter the Employer Matching Contribution shall be allocated according to the aggregate of the Participant’s pre-tax Elective Deferrals and Roth Elective Deferrals and the total Compensation of the Participant for the Plan Year without regard to when during the Plan Year the Participant’s Elective Deferrals or the Employer’s Matching Contributions are made. All pre-tax Elective Deferrals and Roth Elective Deferrals made and all Matching Contributions allocated under this subsection (b) shall be subject to the maximum amount of Annual Compensation that may be taken into account under Code §401(a)(17). Matching Contributions shall be allocated to Accounts of Participants without regard to any minimum Service or specific day of employment requirement.

(c)
Except as otherwise provided in this Section 6.4, the Administrator shall determine allocations of Employer Non-Elective Contributions on the basis of the Plan Year. In allocating Employer Non-Elective Contributions to a Participant's Account, the Administrator shall take into account only Compensation paid to the Employee from and after the Applicable Date. Employer Non-Elective Contributions for any Plan Year shall be allocated only to Accounts of Participants who complete at least 1,000 Hours of Service during the Plan Year and who are employed by the Employer on the last day of the Plan Year. The rules set forth in subsection (d) below shall also apply in determining when the Participant is eligible to receive an Employer Non-Elective Contribution.

(d)    If an Employee becomes a Participant in the Plan prior to the first anniversary of his Employment Commencement Date, he shall not receive an allocation of Employer Non-Elective Contributions prior to the Applicable Date. From and after the Applicable Date the Participant shall be entitled to an allocation of Employer Non-Elective Contributions for the Plan Year in an amount determined pursuant to subsection (c) above, and provided the Participant also satisfies the Hours of Service and employment requirements of subsection (c) above.

3.    This Second Amendment shall be effective January 1, 2019, and for all Plan Years commencing on and after that date. In all other respects, the Plan is ratified and approved.

IN WITNESS WHEREOF, the Zions Bancorporation, N.A. Benefits Committee by its authorized representative has caused this Second Amendment to the Plan to be duly executed as of the date and year first above written.

ZIONS BANCORPORATION, N.A. BENEFITS COMMITTEE

By:____ __/s/ Paul Burdiss __________________
Name:___Paul Burdiss_____________________
Title:__EVP & CFO_________________________